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EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-2/A of our report dated February 6, 2004 (March 9, 2004 as to Note 12), which expresses an unqualified opinion, appearing in the Annual Report on Form 10-K of Micro Component Technology, Inc. for the year ended December 31, 2003.

/s/ Virchow, Krause & Company, LLP
Minneapolis, Minnesota May 12, 2004

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INDEPENDENT AUDITOR'S CONSENT